Exhibit 99.1

Tesoro Announces First Quarter Results, Initiates Cash Dividend on Common Stock

     SAN ANTONIO--(BUSINESS WIRE)--May 9, 2005--Tesoro Corporation (NYSE:TSO) today reported net earnings of $27.7 million, or $0.40 per share, for the first quarter of 2005 compared to net earnings of $50.4 million, or $0.75 per share, for the first quarter of 2004.
     As reported in the attached financial information, results for the quarter include an after-tax charge of $6.3 million, or $0.09 per share for expenses related to previously announced termination and retirement of certain executive officers. Excluding these special items, net earnings were $34.0 million, or $0.49 per share.
     "Overall, our refining margins during the quarter were up year-over-year and quarter-over-quarter signaling continued strength in market fundamentals. Our plan has been to take needed turnarounds in preparation for another strong summer gasoline season," said Bruce Smith, Chairman, President and CEO at Tesoro. "During the first quarter we completed significant planned turnarounds at Golden Eagle and Anacortes that precluded us from capturing the full benefit of strong first quarter industry spreads. Tesoro estimates that first quarter 2005 operating income was reduced by $75 million as a result of planned turnaround activity, unplanned boiler repairs on two separate units at Golden Eagle, and an unplanned outage of the naphtha hydrotreater and reformer at Anacortes."
     In total, since September 2004, operating income has been impacted by approximately $175 million due to major turnaround activity at Tesoro's two largest refineries as well as some unplanned system downtime. "Our turnaround plan was to position our system to take advantage of the normally higher margin environment that begins in March. In fact, our plan is working as March and April operating income has been excellent," Smith added.
     Overall refining operating expenses during the quarter rose due to higher utility, maintenance and employee costs as well as increased allocation of administrative expenses, which included information technology expenses for the first time.
     Retail operating income was negatively impacted by rapidly rising spot prices which narrowed margins, and by the continued rationalization of stations in non-core areas which negatively impacted volume.
     In addition to executive termination and retirement expenses, selling, general and administrative expenses increased during the quarter as Tesoro continues to invest in infrastructure improvement opportunities. "Administrative expenses during the quarter were higher than we expect to see in subsequent quarters as we extended our employment of outside consultants to help us implement system and process improvements designed to lead to savings in the future," Smith said.
     "Interest expense will be further reduced in subsequent quarters following the April 18 prepayment of the remaining $96 million principal balance of the Senior Secured Term Loans due 2008," Smith commented. The company will record a pre-tax charge in the second quarter totaling approximately $3 million related to the prepayment, including the 1% premium and a non-cash write-off of the unamortized deferred financing costs. At today's interest rates, annual savings amount to approximately $8 million.
     "Since the acquisition of the Golden Eagle refinery nearly three years ago, we have reduced our total debt by nearly $1.0 billion and have reduced the ratio of net debt to net capitalization from 68% to 45%," Smith noted.

     Tesoro Initiates Cash Dividend on Common Stock

     "For the past several years, we have created substantial value for our shareholders by using our strong cash flow to repay debt. While debt reduction is still important, this option is no longer the sole method of creating future shareholder value. In light of our prospects for continued strong cash flows, Tesoro's Board of Directors has declared a quarterly dividend of $0.05 per share payable on June 15, 2005, to shareholders of record on June 1, 2005," Smith announced. "Tesoro's Board believes that the institution of a regular quarterly dividend is an important component in creating a balanced approach to using free cash flow to create shareholder value. A dividend is one of the means to achieve this goal and we have also developed plans for reinvesting some of that cash in strategic capital projects."

     Board Approves Incremental Capital Spending

     Tesoro announced that its Board of Directors had approved an incremental $55 million capital spending program in 2005 designed to capture strategic opportunities in the areas of crude flexibility, yield improvements and cost reduction, as well as an additional regulatory project. The Company also continues to look at other ways of returning or reinvesting cash to create shareholder value.
     An overview of the plans will be discussed at an analyst conference scheduled for May 11th. That conference will be webcast via Tesoro's website at http://www.tsocorp.com.
     "With significant turnaround activities at our largest refineries behind us, a much improved balance sheet, strong free cash flow, and clear opportunities to strategically reinvest free cash flows, we have put our shareholders in a position to benefit from what appears to be a very bright future," Smith concluded.

     Public Invited to Listen to Analyst Conference Call via Internet

     At 2 p.m., CDT, Monday, May 9, 2005 Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2005 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.
     Tesoro Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes approximately 500 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

     This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements concern anticipated strong industry refining margins in 2005, our expectations to reduce administrative expenses, and our initiatives to improve profitability and generate free cash flow. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)


                                                   Three Months Ended
                                                       March 31,
                                                  --------------------
                                                    2005       2004
                                                  ----------  --------
Revenues                                         $  3,171.2  $2,429.9
Costs and Expenses:
     Costs of sales and operating expenses (a)      2,997.3   2,234.7
     Selling, general and administrative
      expenses (a) (b)                                 53.7      31.0
     Depreciation and amortization                     41.5      37.0
     Loss on asset disposals and impairments            1.2       0.6
                                                  ----------  --------
Operating Income                                       77.5     126.6
     Interest and Financing Costs, Net (c)            (31.3)    (42.9)
                                                  ----------  --------
       Earnings Before Income Taxes                    46.2      83.7
Income Tax Provision                                   18.5      33.3
                                                  ----------  --------
Net Earnings                                     $     27.7  $   50.4
                                                  ==========  ========
Net Earnings Per Share:
     Basic                                       $     0.41  $   0.78
     Diluted                                     $     0.40  $   0.75
Weighted Average Common Shares:
     Basic                                             66.8      65.0
     Diluted                                           70.1      67.3

--------------------------------------------
(a) For the three months ended March 31, 2005, the Company allocated certain information technology costs totaling $6.5 million, previously reported as selling, general and administrative expenses, to costs of sales and operating expenses in order to better reflect costs directly attributable to our segment operations.

(b) Includes stock-based and other compensation charges totaling $10.5 million during the 2005 first quarter, related to the termination and retirement of certain executive officers.

(c) In March 2004 the Company amended both the 8% senior secured notes and the senior secured term loans resulting in pretax financing expenses of $2.5 million.


               NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
                             (Unaudited)
                (In millions except per share amounts)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2005      2004
                                                   ---------  --------
Net Earnings - U.S. GAAP                          $    27.7  $   50.4
Special Items, After-tax:
      Termination and retirement costs (b)              6.3         -
                                                   ---------  --------
Net Earnings Adjusted for Special Items           $    34.0  $   50.4
                                                   =========  ========

Net Earnings Per Share - U.S. GAAP                $    0.40  $   0.75
Special Items Per Share, After-tax:
      Termination and retirement costs (b)             0.09         -
                                                   ---------  --------
Net Earnings Per Share Adjusted for Special
 Items                                            $    0.49  $   0.75
                                                   =========  ========

--------------------------------------------
Note: The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.


                          TESORO CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                                   Three Months Ended
                                                       March 31,
                                                   ------------------
                                                    2005      2004
                                                   --------  --------
Operating Income (Loss)
   Refining (d)                                   $  132.7  $  151.6
   Retail (d)                                        (11.3)     (4.2)
                                                   --------  --------
          Total Segment Operating Income             121.4     147.4
   Corporate and Unallocated Costs (b) (d)           (42.7)    (20.2)
   Loss on Asset Disposals and Impairments            (1.2)     (0.6)
                                                   --------  --------
          Operating Income                            77.5     126.6
   Interest and Financing Costs, Net (c)             (31.3)    (42.9)
                                                   --------  --------
          Earnings Before Income Taxes            $   46.2  $   83.7
                                                   ========  ========

Depreciation and Amortization
   Refining                                       $   35.2  $   31.0
   Retail                                              4.3       4.4
   Corporate                                           2.0       1.6
                                                   --------  --------
          Depreciation and Amortization           $   41.5  $   37.0
                                                   ========  ========

Capital Expenditures
   Refining                                       $   37.0  $   14.5
   Retail                                              0.2       0.1
   Corporate                                          26.7       0.3
                                                   --------  --------
          Capital Expenditures                    $   63.9  $   14.9
                                                   ========  ========
------------------------------------
(d) For the three months ended March 31, 2005, the Company allocated certain information technology costs totaling $6.5 million from corporate and unallocated costs to segment operating income. The $6.5 million included $4.9 million in refining and $1.6 million in retail.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)


                                     March 31,  December 31,  June 30,
                                       2005        2004        2002
                                     ---------  ------------  --------
Cash and Cash Equivalents           $    89.1  $      184.8  $   43.0
Total Assets                        $ 4,391.7  $    4,075.1  $3,961.8
Total Debt (e)                      $ 1,227.4  $    1,218.3  $2,060.4
Total Stockholders' Equity          $ 1,389.4  $    1,327.1  $  931.1
Total Debt to Capitalization Ratio         47%           48%       69%

Total Debt (e)                      $ 1,227.4  $    1,218.3  $2,060.4
Less:  Cash and Cash Equivalents    $    89.1  $      184.8  $   43.0
                                     ---------  ------------  --------
  Net Debt (f)                      $ 1,138.3  $    1,033.5  $2,017.4
Total Stockholders' Equity          $ 1,389.4  $    1,327.1  $  931.1
                                     ---------  ------------  --------
  Net Capitalization (f)            $ 2,527.7  $    2,360.6  $2,948.5
Net Debt to Net Capitalization
 Ratio (f)                                 45%           44%       68%
---------------------------
(e) On April 18, 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of our senior secured term loans at a prepayment premium of 1%.

(f) Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders' equity. The Company believes net debt to net capitalization is useful in measuring financial leverage at March 31, 2005 because cash at the end of the quarter was used to prepay the senior secured term loans as discussed in note (e) above. Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies. The Company has presented net debt to net capitalization as of June 30, 2002 to reflect debt reduction since the acquisition of the California refinery in May 2002.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                       2005     2004
                                                    --------- --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand barrels per day)
   Heavy crude                                          262.7   272.0
   Light crude                                          188.3   211.6
   Other feedstocks                                      26.1    14.1
                                                    --------- --------
          Total Throughput                              477.1   497.7
                                                    ========= ========

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                    223.3   245.8
   Jet fuel                                              64.9    64.1
   Diesel fuel                                           90.9   103.4
   Heavy oils, residual products, internally
    produced fuel and other                             115.7   104.3
                                                    --------- --------
          Total Yield                                   494.8   517.6
                                                    ========= ========

  Refining Margin ($/throughput bbl) (g)
   Gross                                              $  8.37  $ 7.58
   Manufacturing cost before depreciation and
    amortization (g)                                  $  3.55  $ 2.88

  Segment Operating Income ($ millions)
   Gross refining margin (after inventory
    changes) (h)                                      $ 366.9  $348.0
   Expenses
    Manufacturing costs                                 152.5   130.5
    Other operating expenses                             39.1    29.5
    Selling, general and administrative                   7.4     5.4
    Depreciation and amortization (i)                    35.2    31.0
                                                    --------- --------
         Segment Operating Income                     $ 132.7  $151.6
                                                    ========= ========

  Product Sales (thousand barrels per day) (j)
   Gasoline and gasoline blendstocks                    267.7   289.4
   Jet fuel                                              95.9    79.5
   Diesel fuel                                          122.8   119.8
   Heavy oils, residual products and other               68.9    75.8
                                                    --------- --------
          Total Product Sales                           555.3   564.5
                                                    ========= ========

  Product Sales Margin ($/barrel) (j)
   Average sales price                                $ 59.09  $44.98
   Average costs of sales                               51.36   37.90
                                                    --------- --------
     Product Sales Margin                             $  7.73  $ 7.08
                                                    ========= ========

-------------------------------------------
(g) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(h) Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(i) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.73 and $0.60 for the three months ended March 31, 2005 and 2004, respectively.

(j) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                       2005    2004
                                                    --------  --------
Refining By Region
   California (k)
    Throughput (thousand barrels per day)
     Heavy crude                                       144.0   144.4
     Light crude                                           -     4.0
     Other feedstocks                                    5.1     4.8
                                                    --------  --------
            Total Throughput                           149.1   153.2
                                                    ========  ========

    Yield (thousand barrels per day)
     Gasoline and gasoline blendstocks                  82.0    97.7
     Diesel fuel                                        40.5    37.0
     Heavy oils, residual products, internally
      produced fuel and other                           34.2    28.1
                                                    --------  --------
            Total Yield                                156.7   162.8
                                                    ========  ========

    Refining Margin ($/throughput bbl)
     Gross                                           $ 16.58  $11.10
     Manufacturing cost before depreciation and
      amortization                                   $  5.54  $ 4.61

   Pacific Northwest (Alaska & Washington) (k)
    Throughput (thousand barrels per day)
     Heavy crude                                        80.9    84.4
     Light crude                                        42.4    72.9
     Other feedstocks                                   17.1     5.2
                                                    --------  --------
            Total Throughput                           140.4   162.5
                                                    ========  ========

    Yield (thousand barrels per day)
     Gasoline and gasoline blendstocks                  62.6    69.3
     Jet fuel                                           28.1    28.7
     Diesel fuel                                        11.7    26.7
     Heavy oils, residual products, internally
      produced fuel and other                           43.3    42.5
                                                    --------  --------
            Total Yield                                145.7   167.2
                                                    ========  ========

    Refining Margin ($/throughput bbl)
     Gross                                           $  4.57  $ 6.44
     Manufacturing cost before depreciation and
      amortization                                   $  3.20  $ 2.38

   Mid-Pacific (Hawaii)
    Throughput (thousand barrels per day)
     Heavy crude                                        37.8    43.2
     Light crude                                        46.0    41.2
                                                    --------  --------
            Total Throughput                            83.8    84.4
                                                    ========  ========

    Yield (thousand barrels per day)
     Gasoline and gasoline blendstocks                  19.7    23.2
     Jet fuel                                           26.3    24.7
     Diesel fuel                                        11.9    15.0
     Heavy oils, residual products, internally
      produced fuel and other                           26.9    23.0
                                                    --------  --------
            Total Yield                                 84.8    85.9
                                                    ========  ========

    Refining Margin ($/throughput bbl)
     Gross                                           $  4.04  $ 4.54
     Manufacturing cost before depreciation and
      amortization                                   $  1.67  $ 1.32

--------------------------------------------------
(k) Scheduled maintenance turnarounds at our California and Washington refineries during the 2005 first quarter resulted in reduced throughput and yield levels.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2005      2004
                                                    --------  --------
 Mid-Continent (North Dakota & Utah)
  Throughput (thousand barrels per day)
   Light crude                                         99.9      93.5
   Other feedstocks                                     3.9       4.1
                                                    --------  --------
          Total Throughput                            103.8      97.6
                                                    ========  ========

  Yield (thousand barrels per day)
   Gasoline and gasoline blendstocks                   59.0      55.6
   Jet fuel                                            10.5      10.7
   Diesel fuel                                         26.8      24.7
   Heavy oils, residual products, internally
    produced fuel and other                            11.3      10.7
                                                    --------  --------
          Total Yield                                 107.6     101.7
                                                    ========  ========

  Refining Margin ($/throughput bbl)
   Gross                                            $   5.08  $  6.54
   Manufacturing cost before depreciation and
    amortization                                    $   2.69  $  2.35


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                                  Three Months Ended
                                                      March 31,
                                                 --------------------
                                                   2005       2004
                                                 ---------   --------
RETAIL SEGMENT
   Number of Stations (end of period)
    Company-operated                                  218        224
    Branded jobber/dealer                             289        324
                                                 ---------   --------
     Total Stations                                   507        548
                                                 =========   ========

   Average Stations (during period)
    Company-operated                                  217        225
    Branded jobber/dealer                             291        326
                                                 ---------   --------
     Total Average Retail Stations                    508        551
                                                 =========   ========

   Fuel Sales (millions of gallons)
    Company-operated                                 65.0       69.6
    Branded jobber/dealer                            46.0       53.3
                                                 ---------   --------
     Total Fuel Sales                               111.0      122.9
                                                 =========   ========

   Fuel Margin ($/gallon) (l)                   $    0.12   $   0.14
   Merchandise Sales ($ millions)               $    29.9   $   28.2
   Merchandise Margin ($ millions)              $     7.6   $    7.3
   Merchandise Margin %                                25%        26%

   Segment Operating Loss ($ millions)
    Gross Margins
     Fuel (m)                                   $    12.9   $   17.5
     Merchandise and other non-fuel margin            8.4        8.2
                                                 ---------   --------
      Total Gross Margins                            21.3       25.7
    Expenses
     Operating expenses                              22.7       18.5
     Selling, general and administrative              5.6        7.0
     Depreciation and amortization                    4.3        4.4
                                                 ---------   --------
      Segment Operating Loss                    $   (11.3)  $   (4.2)
                                                 =========   ========

---------------------------
(l) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(m) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.


     CONTACT: Tesoro Corporation, San Antonio
              Investors:
              A. Pierre Dubois, 210-283-2164
              or
              Media:
              Tara Ford Payne, 210-283-2676